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                                                                  EXHIBIT 3.7

                           ARTICLES OF INCORPORATION

                                       OF

                              VON'S WELDING, INC.


     I, the undersigned natural person of the age of twenty-one (21) years or more, acting as incorporator of the corporation under Wyoming Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

     FIRST:   The name of the corporation is VON'S WELDING, INC.

     SECOND:  The period of its duration is perpetual.

     THIRD:   The purpose or purposes for which the corporation is organized are: The corporation shall have unlimited power to engage in and do lawful acts concerning any and all lawful business for which said corporation may be organized under Section 46(c), Wyoming Business Corporation Act.

     FORTH:   The aggregate number of shares which the corporation shall have authority to issue is 45,000 shares of common stock with no par value.

     FIFTH:   The corporation will not commence business until at least Five
Hundred ($500.00) dollars has been received by it as consideration for the issuance of shares.

     SIXTH:   Provisions limiting or denying to shareholder the preemptive right to acquire additional or treasury shares of the corporation are:  None.

     SEVENTH: Provisions for the regulations of the internal affairs of the corporation are: None.

     EIGHTH: The address of the initial registered agent corporation is 400 S. Kendrick, Suite 301, Gillette, Wyoming and the name of the initial registered agent at such address is Felix J. Sowada.

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     NINTH: The number of directors will be three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualify are:

     Michael VonFlatern                    P.O. Box 2876
                                           Gillette, Wyoming 82716

     Linda VonFlatern                      P.O. Pox 2876
                                           Gillette, Wyoming 82716

     Jan VonFlatern                        1887 Newton Street N.W.
                                           Washington, D.C.

     TENTH:     The name and address of the incorporator is:

     Linda VonFlatern                      P.O. Box 2876
                                           Gillette, Wyoming 82716
                                           /s/ Linda Von Flatern
                                           ------------------------------
                                           Linda Von Flatern


STATE OF WYOMING        )
                        )
COUNTY OF CAMPBELL      )


     A Notary Public, in and for said County of Campbell, and State of Wyoming, hereby certify that on the 11 day of February, 1981, before me personally appeared LINDA S. VONFLATERN, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as the incorporator and that the statements contained therein are true and correct.
                                           /s/ Jackie Lee K. Klug
                                           ------------------------------
                                           NOTARY PUBLIC


[SEAL]
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TO:  Secretary of State, Corporations Division


                     NOTICE OF CHANGE OF REGISTERED OFFICE
                    REGISTERED AGENT FOR VON'S WELDING, INC.


     Von's Welding, Inc., a Wyoming Corporation, gives notice pursuant to WS 17-1-110 that it intends to change the registered office and the registered agent of the corporation.

     Michael Von Flatern, president of Von's Welding, Inc., having been duly sworn upon his oath states:

     1. The name of the Corporation is Von's Welding, Inc.

     2. The address of its then registered office is 400 South Kendrick, Suite 301, Gillette, Wyoming 82716.

     3. The new address of the registered office is 1197 Swanson Road, Gillette, Wyoming 82716, mailing address is P.O. Box 2876, Gillette, Wyoming 82716.

     4. The name of the then registered agent is Felix Sowada.

     5. The name of the successor registered agent is Michael Von Flatern.

     6. The address of the registered office and the address of the registered agent, as changed, are identical.

     7. That this change was authorized by resolution duly adopted by the board of directors.
                                            /s/ Michael Von Flatern
                                            ----------------------------------
                                            Michael Von Flatern
                                            President of Von's Welding, Inc.


ATTEST:                                     /s/ Linda Von Flatern
                                            --------------------------------
                                            Linda Von Flatern
                                            Secretary of Von's Welding, Inc.

[SEAL]

     Subscribed and sworn to before me this 29th day of June, 1987, by Michael Von Flatern, President of Von's Welding, Inc.

     Witness my hand and official seal.
                                            /s/ Debra J. Orluck
                                            --------------------------------
                                            Notary Public
[SEAL]
My Commission Expires: July 1, 1998